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                                                                     EXHIBIT 4.3


                                 DYNAGEN, INC.

                           1998 CONSULTANT STOCK PLAN



SECTION 1. PURPOSE

      This 1998 Consultant Stock Plan (the "PLAN") of DynaGen, Inc. a Delaware corporation (the "COMPANY"), is designed to provide additional incentive to certain non-employee consultants and others providing services to the Company and its subsidiaries. The Company intends that this purpose will be effected by affording such "Qualified Participants" (as hereinafter defined), an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its common stock, $0.01 par value ("COMMON STOCK").

SECTION 2. ADMINISTRATION

      The Plan shall be administered by the Board of Directors. The Board shall have the power to issue shares of Common Stock under the Plan to Qualified Participants for such consideration, and such on terms and conditions, as may be determined by the Board from time to time.

SECTION 3. STOCK

      The stock issued under the Plan shall be shares of the Company's authorized but unissued Common Stock, or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued under the Plan shall not exceed an aggregate of 2,500,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section 6 hereof.

SECTION 4. ELIGIBILITY

      Common Stock may be issued hereunder to non-employee consultants or other persons who render services to the Company, other than any such person who renders services to the Company in connection with any offer or sale of securities or any capital-raising transaction ("QUALIFIED PARTICIPANTS").

SECTION 5. TERMS OF AGREEMENTS

      Each agreement with a Qualified Participant providing for the issuance of Common Stock under the Plan shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Board shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Board; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan. Such agreements need not contain identical terms.


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SECTION 6. CHANGES IN COMPANY'S CAPITAL STRUCTURE

      The existence of the Plan or of outstanding obligations to issue Common Stock under the Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the aggregate number of shares of Common Stock issuable hereunder shall be adjusted accordingly and (ii) the number, class, and price per share of shares of stock subject to an agreement to issue Common Stock to a Qualified Participant hereunder, which shares have not then been issued, shall be appropriately adjusted in such a manner as to entitle the Qualified Participant to purchase, for the same aggregate consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she held such stock immediately prior to such event. Adjustments under this Section 6 shall be determined by the Board, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 7. GENERAL RESTRICTIONS

      7.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom any shares of Common Stock are issued hereunder, as a condition of such issuance, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring such Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

      7.2 COMPLIANCE WITH SECURITIES LAWS. The Company shall not be required to sell or issue any shares if the issuance of such shares shall constitute a violation by the purchaser or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "ACT"), the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issued hereunder are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which


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counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

               The shares of stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Corporation has received an opinion of its counsel that such registration is not required, except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

      The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

SECTION 8. AMENDMENT OR TERMINATION OF PLAN

      The Board may terminate the Plan and may amend the Plan at any time, and from time to time.

SECTION 9. PROVISIONS OF GENERAL APPLICATION

      9.1 SEVERABILITY. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, each of which shall remain in full force and effect.

      9.2 CONSTRUCTION. The headings in the Plan are included for convenience only and shall not in any way effect the meaning or interpretation of the Plan. Any term defined in the singular shall include the plural, and vice versa. The words "herein," "hereof" and "hereunder" refer to the Plan as a whole and not to any particular part of the Plan. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

      9.3 GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware.